Exhibit10.2

AMENDMENT TO CONSULTING AGREEMENT

This Amendment (“Amendment”) is made and effective as of July 21, 2015, by and between Stepan Company, a Delaware Corporation (“Stepan”) and Mr. John V. Venegoni (“Consultant”).

WHEREAS, Stepan and Consultant entered into a Consulting Agreement (“Agreement”), effective September 5, 2014;

WHEREAS, per Section 13 of the Agreement, the parties may not modify or amend the Agreement without the express permission of both parties in a writing;

WHEREAS, the parties wish to amend the Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, and intending to be legally bound, the parties agree to amend the Agreement as stated below. Any capitalized terms not defined herein shall have the meaning ascribed in the Agreement, as amended.

1.The definition of “Term” as stated in Section 3 of the Agreement shall be extended to “the period commencing on the end of the business day September 5, 2014 and ending on March 31, 2016.”

2.The definition of “Base Fee” as stated in Section 5 of the Agreement shall be amended to “a lump sum fee of $90,000 for the Consulting Services.”  The Base Fee shall be paid in installments no later than March 31, 2016.

3.Except as modified by the foregoing, the Agreement, as amended, shall continue in full force and effect in accordance with its terms.

4.This Amendment shall not be altered or modified in any way other than in a writing signed by the parties hereto.

5.This Amendment (including the recitals) and the Agreement (as amended hereby) contain the entire understanding of Stepan and Consultant with respect to the subject matter and supersede all prior agreements and understandings (including verbal agreements) between Stepan and Consultant with respect to the subject matter.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Signatures transmitted between the parties via electronic means (including email attachments and facsimiles) shall constitute original signatures.  Nothing in this Amendment shall be deemed as a waiver of any of Stepan’s rights under the Agreement, all of which are reserved.

[Signatures on following page]

Exhibit10.2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by the authorized representatives as of the date first set forth above.

Stepan Company By:_______________________________ Name: Greg Servatius Title: Vice President – Human Resources	John V. Venegoni By: ______________________________

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